CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567, 33-45482, 333-01465, 333-63442, 333-71384,
333-81063 and 333-111364 of CBRL Group, Inc. on Form S-8 and Registration Statement Nos. 33-59582, 333-90996-02 and 333-90996-13 on Form S-3 of our report dated September 23, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended July 30, 2004.





/s/DELOITTE & TOUCHE LLP

Nashville, Tennessee
September 28, 2004